Exhibit 99.1

Novatel Wireless Appoints Kenneth Leddon as Chief Financial Officer

Monday January 28, 2008, 7:30 am ET

SAN DIEGO—(BUSINESS WIRE)—Novatel Wireless, Inc., (Nasdaq:NVTL—News) a leading provider of wireless broadband solutions, today announced that its has named Kenneth Leddon as senior vice president and chief financial officer, effective immediately. Leddon has served as interim CFO of Novatel Wireless since November, 2007.

Leddon has served in executive financial and operational capacities as President, CFO, COO, CAO and VP of Finance for public and private companies in a variety of manufacturing, distribution, technology and highly entrepreneurial industries. He brings to Novatel Wireless more than 30 years of successful experience in financial management and leading financial organizations, with proven expertise in corporate finance, financial planning, control, systems and analysis, accountability, process improvement, financial reporting and internal controls. Having served in numerous senior executive capacities, Mr. Leddon also has in-depth experience in overall management, operations, strategic planning and shareholder value maximization.

“We’re thrilled to have Ken’s strong financial, strategic and operational skills at Novatel Wireless,” said Peter Leparulo, executive chairman of Novatel Wireless. “His breadth of financial experience and operations background will be a tremendous asset company-wide as we continue to grow our business worldwide. With excellent financial skills, balanced with a solid understanding of the business and our operations, we welcome him as an integral part of our executive team.”

Prior to joining Novatel Wireless, Leddon spent ten years in professional financial management and consulting with both public and private companies, including Pathway Strategic Partners and Crossroads, LLC. He was chief operating officer of manufacturing company Apex Designs, president and chief financial officer of GeoLogistics Americas, an international provider of logistics services, and chief financial officer and chief administrative officer of Daylight Transportation, Inc. Previously, he held CFO and senior-level finance positions in various portfolio companies of Milhous Group, a private equity firm, where he implemented strategic initiatives to penetrate new markets and operational initiatives to increase enterprise value. Prior to Milhous, Mr. Leddon was the chief financial officer and corporate secretary of Berry Industries, a geophysical data company. Leddon began his career at U.S. Steel, where he held progressively responsible positions in accounting, internal audit and finance over a ten year period.

Leddon earned his Masters of Business Administration from Robert Morris College and a bachelor’s degree in business administration-accounting from California State University—Northridge. He is a member of the American Institute of Certified Public Accountants and the Institute of Management Accountants. He earned his CPA certificate in the state of Washington.

ABOUT NOVATEL WIRELESS

Novatel Wireless, Inc. is revolutionizing wireless communications. The company is a leader in the design and development of innovative wireless broadband access solutions based on 3G WCDMA (HSPA & UMTS), CDMA and GSM technologies. Novatel Wireless’ Merlin™ PC Cards and ExpressCards, Expedite® Embedded Modules, MobiLink™ Communications Software Suite, Ovation™ Fixed Mobile Convergence Products and Conversa™ Software Suite enable high-speed wireless Internet access. The company delivers innovative 3G solutions to operators, distributors and vertical markets worldwide. Headquartered in San Diego, California, Novatel Wireless is listed on NASDAQ: NVTL. For more information please visit www.novatelwireless.com. (NVTLG)

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, as amended to date. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements contained herein. These factors include risks relating to technological changes, new product introductions, continued acceptance of Novatel Wireless’ products and dependence on intellectual property rights. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in Novatel Wireless’ filings with the United States Securities and Exchange Commission (available at www.sec.gov) and other regulatory agencies.

(C) 2008 Novatel Wireless. All rights reserved. The Novatel Wireless logo, Merlin, Expedite, MobiLink, Ovation and Conversa are trademarks of Novatel Wireless, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.